                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12

                              AIRSPAN NETWORKS INC.
                (Name of Registrant as specified in its Charter)

                              AIRSPAN NETWORKS INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

----------------------------------------

(2) Aggregate number of securities to which transaction applies:

----------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
                                                      --------------------------


(5) Total fee paid:
                      ----------------------------------------------------------

    Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                            ----------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
                                                   -----------------------------

(3) Filing Party:
                  --------------------------------------------------------------

(4) Date Filed:
               -----------------------------------------------------------------

                               [GRAPHIC OMITTED]




                                                                 April 16, 2002




Dear Shareholder:


     You are cordially invited to attend the annual meeting of shareholders of Airspan Networks Inc. that will be held at our headquarters, 13450 West Sunrise Boulevard, Suite 430, Sunrise, FL 33323, on May 14, 2002, at 1:00 p.m. I look forward to greeting as many of our shareholders as possible.


     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.


     Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you will of course be able to vote in person, even if you have previously submitted your proxy.


     On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company.


                                          Sincerely,

                                          [GRAPHIC OMITTED]

                                          /s/ Eric Stonestrom

                                          Eric Stonestrom
                                          President and Chief Executive Officer

                             AIRSPAN NETWORKS INC.


                        -------------------------------

                           NOTICE OF ANNUAL MEETING
                           to be held on May 14, 2002

                        -------------------------------
TO THE SHAREHOLDERS:


     The annual meeting of the shareholders of Airspan Networks Inc. will be held at the Airspan Networks Inc. headquarters, 13450 West Sunrise Boulevard, Suite 430, Sunrise, FL 33323, on May 14, 2002, at 1:00 p.m. for the following purposes:


   1. To elect directors.


   2. To approve an amendment to the 2000 Employee Stock Purchase Plan.


   3. To transact such other business as may properly come before the meeting.



     Only shareholders of record at the close of business on March 22, 2002 are entitled to notice of, and to vote at, this meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        [GRAPHIC OMITTED]


                                        /s/ C. Kent Carlson
                                        C. Kent Carlson,
                                        Secretary




--------------------------------------------------------------------------------

                                   IMPORTANT

  Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

--------------------------------------------------------------------------------

                             AIRSPAN NETWORKS INC.
                      13450 West Sunrise Blvd., Suite 430
                             Sunrise, Florida 33323


                           -------------------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 14, 2002

                          -------------------------

                       GENERAL INFORMATION ABOUT VOTING

Who can vote?

     You can vote your shares of common stock if our records show that you owned the shares on March 22, 2002. A total of 35,131,432 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the seven director nominees and in favor of the other proposal to be considered at the meeting.

When was this proxy statement sent to shareholders?

     This proxy statement was first mailed on April 16, 2002 to our shareholders of record as of March 22, 2002, the record date for voting at the annual meeting.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by May 14, 2002 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, we may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. We will bear such costs, if any, which are not expected to exceed $5,000.


                             ELECTION OF DIRECTORS
                                 (Proposal #1)

     Our board of directors currently consists of seven members. Seven directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Washington law and our Articles of Incorporation, the election of our directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board of directors to fill any such vacancy.


Nominees

     Eric D. Stonestrom joined Airspan at its inception in January 1998 as executive vice president and chief operating officer. In May 1998, he was named president and chief executive officer as well as a member of the board of directors. From 1995 to 1998, Mr. Stonestrom was employed by DSC Communications Corporation as the vice president of Network Management. From 1984 to 1995, Mr. Stonestrom worked at Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

     Thomas S. Huseby served as a director of Airspan since January 1998, serving as the board's chairman from January 1998 to July 2000. Mr. Huseby currently serves as a director of Airspan. Since August 1997, Mr. Huseby has served as managing partner of SeaPoint Ventures, a venture capital fund focused on communications and Internet infrastructure. Prior to SeaPoint Ventures, from 1994 to 1997, Mr. Huseby was the chairman and chief executive officer of Metawave Communications, a manufacturer of cellular infrastructure equipment. Previously he was president and chief executive officer of Innova Corporation, a manufacturer of millimeter wave radios. Mr. Huseby holds a B.A. in Economics from Columbia College, a B.S.I.E. from the Columbia School of Engineering and a M.B.A. from Stanford University.

     H. Berry Cash has served as a director of Airspan since January 1998. He has been a general partner with InterWest Partners, a venture capital fund focused on technology and healthcare, since 1985. Mr. Cash currently serves as a member of the board of directors of the following public companies: Silicon Labs Inc., MicroTune Inc., a provider of RF silicon solutions for the broadband communications and consumer electronics markets, CIENA Corporation, a provider of next generation intelligent optical networking equipment, i2 Technologies, Inc., a provider of software and services that help customers achieve measurable value through improvements in coordination and collaboration, and Liberte, Inc. Mr. Cash received a B.S. in Electrical Engineering from Texas A&M University and a M.B.A. from Western Michigan University.

     David A. Twyver joined the board of directors of Airspan in May 1999. Mr. Twyver is currently chairman and chief executive officer of Ensemble Communications Inc., a supplier of broadband fixed wireless equipment for frequencies above 10GHz. From 1996 to 1997, he served as chief executive officer of Teledesic Corporation, a satellite broadband telecommunications company. From 1974 to 1996, he served in several management positions at Nortel Networks Limited, a leading global supplier of data and telephone network solutions and services, most recently as president of Nortel Wireless Networks from 1993 to 1996. Mr. Twyver is a director of Metawave Communications Corporation, a provider of smart antenna systems for mobile wireless networks. He received his B.S. in Mathematics and Physics from Royal Roads Military College and University of Saskatchewan.

     Matthew J. Desch became chairman of the board of directors on July 1, 2000. From 1996 to May 1, 2000, he served as executive vice president of Nortel Networks Limited, a global supplier of networking solutions and services that support voice, data, and video transmission over wireless and wireline technologies, and president of Nortel's Wireless Networks division, responsible for Nortel's global wireless infrastructure business. Mr. Desch joined Nortel Networks in 1987 and served in a variety of management positions. Mr. Desch currently serves on the board of directors of Glenayre Technologies Inc., a global provider of enhanced services and unified communications solutions for service providers including wireless, fixed network, ISP and broadband. Mr. Desch has a B.S. from Ohio State University, and an M.B.A. from the University of Chicago.

     Guillermo Heredia joined the board of directors of Airspan in January 2001. Since 1999, Mr. Heredia has served as the managing partner of Consultores en Inversiones Aeronauticas, a provider of consulting services to airline operators and investors. Mr. Heredia has served in the senior management of three major Mexican corporations: as president and chief operating officer of Aeromexico from 1989 to 1992, of Grupo Iusacell, Mexico's number two wireless carrier from 1992 to 1994, and as president and chief executive officer of Previnter, a joint venture of AIG, Bank Boston and Bank of Nova Scotia from 1995 to 1999. Mr. Heredia currently serves as a member of the board of directors for W L Comunicaciones, a telecommunications company involved in developing a wide band fiber optic network in Mexico City and throughout Mexico and for Jalisco Tequilana Internacional, a distiller and distributor of Tequila. Mr. Heredia holds a degree in Mechanical Engineering from the Universidad de las Americas and in Business Administration from Universidad Iberoamericana.

     Michael T. Flynn joined the board of directors of Airspan in July 2001. Mr. Flynn is group president of communications at ALLTEL Corporation. He serves as a member of the "Office of the President" which guides the business of the Communications Division at ALLTEL, an integrated telecommunications and information services company. He joined ALLTEL in June of 1994 where he served as president of the Telephone Group until April 1997 when he became President of Communications Operations. Prior to joining ALLTEL in 1994, he spent twenty-four years with Southwestern Bell and the Bell System where he served as President of the Arkansas Division from 1991 to 1994. He earned his B.S. degree in industrial engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.


Information Regarding the Board and its Committees

     Our bylaws provide for a board of directors consisting of between five and eight members. All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our officers are appointed annually and serve at the discretion of the board of directors.

     We have an audit committee, a compensation committee and a special litigation committee. Our audit committee consists of Messrs. Twyver, Flynn and Cash and reviews the results and scope of the audits and other services provided by our independent accountants. All of the members of the audit committee are independent directors.

     Our compensation committee consists of Messrs. Huseby and Cash. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock purchase and stock option plans and makes recommendations to the board of directors regarding such matters.

     In November 2001, we created a special committee relating to the ongoing class action litigation involving the Company and Credit Suisse First Boston Corporation, among others (the "CSFB

Litigation"). This committee was created to work with management and the Company's counsel in defense of the Company and supervise decisions to be made by the company with regard to the CSFB Litigation until such litigation has been resolved. Messrs. Heredia and Flynn comprise this committee.

     The audit committee met four times during 2001. The compensation committee met four times during 2001. The special litigation committee met once during 2001. The board of directors met in person four times and once via teleconference during 2001. All directors attended 75% or more of the aggregate number of board meetings and meetings of the committees on which they served.

 Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.


Information Regarding Beneficial Ownership of Principal Shareholders, Directors, and Management

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2002 by:

    o all persons who are known to us to own beneficially 5% or more of our common stock;

    o the chief executive officer and each of the other four "Named Executive Officers";

    o each of our directors; and

    o all directors and executive officers as a group.

     Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned, subject to the community property laws, where these rules apply.




                                                      Number of Shares       Percent
Beneficial Owner                                   Beneficially Owned(1)     of Class
-----------------------------------------------   -----------------------   ---------
Sevin Rosen Funds (2) .........................          2,980,413              8.5
InterWest Partners (3) ........................          2,892,394              8.2
Venrock Associates (4) ........................          2,169,142              6.2
Deutsche Bank AG (5) ..........................          2,241,429              6.4
Meritech Capital Partners L.P. (6) ............          1,863,061              5.3
Eric D. Stonestrom (7)(8) .....................            647,631              1.8
Peter Aronstam (7)(9) .........................            104,792               *
Ian Cooper (10)(11) ...........................             79,931               *
Jonathan Paget (10)(12) .......................             28,750               *
Henrik Smith-Petersen (10)(13) ................            166,424               *
H. Berry Cash (14) ............................          2,915,519              8.3
Matthew Desch (7)(15) .........................            715,500              2.0
Michael T. Flynn (16) .........................             27,500               *
Guillermo Heredia (17) ........................             12,500               *
Thomas S. Huseby (18) .........................            658,438              1.9
David A. Twyver (19) ..........................             63,125               *
All directors and executive officers as a group
 (12 persons) .................................          5,508,942             15.7

----------
*     Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 35,131,432 shares of common stock outstanding as of March 22, 2002, together with options for that shareholder that are currently exercisable or exercisable within 60 days of March 22, 2002. In computing the number and percentage of shares beneficially owned by a person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of March 22, 2002 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

(2) The address of Sevin Rosen Funds is 13455 Noel Road, Suite 1670, Dallas, TX 75240. Includes purchases made by Sevin Rosen Bayless Management Company, Sevin Rosen Fund VL.P., Sevin Rosen Fund VIL.P., Sevin Rosen V Affiliates Fund L.P., and Sevin Rosen VI Affiliates Fund L.P., each of which is an affiliate of Sevin Rosen Funds.

(3) The address of InterWest Partners is 3000 Sand Hill Road #3-255, Menlo Park, CA 94025. Includes purchases made by InterWest Investors VI, L.P. and InterWest Partners VI, L.P., each of which is an affiliate of InterWest Partners.

(4) The address of Venrock Associates is 30 Rockefeller Plaza, Room 5508, New York, NY 10112.

(5) The address of Deutsche Bank AG is Taunusanlage 12, 60325, Frankfurt, Federal Republic of Germany. Includes purchases made by DB Investments
      (GB) Ltd., and DB Overseas Holding Ltd., each of which is an affiliate of Deutsche Bank AG.

(6)   The address of Meritech Capital is 428 University Avenue, Palo Alto, CA
      94301.

(7) The addresses of Messrs. Desch, Stonestrom, and Aronstam is 13450 West Sunrise Boulevard, Suite 430, Sunrise, FL 33323.

(8) Includes 127,431 shares of common stock issuable on exercise of presently exercisable stock options.

(9) Includes 94,792 shares of common stock issuable on exercise of presently exercisable stock options.

(10) The addresses of Messrs. Cooper, Paget and Smith-Petersen is Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, England.

(11) Includes 48,264 shares of common stock issuable on exercise of presently exercisable stock options.

(12) Includes 18,750 shares of common stock issuable on exercise of presently exercisable stock options.

(13) Includes 146,424 shares of common stock issuable on exercise of presently exercisable stock options.

(14) The address of Mr. Cash is 3000 Sand Hill Road #3-255, Menlo Park, CA 94025. Mr. Cash is a general partner of InterWest Partners. The shares listed represents (i) 2,892,394 shares held by investment entities of InterWest Partners and (ii) 23,125 shares of common stock issuable on exercise of presently exercisable stock options. Mr. Cash disclaims beneficial ownership of the shares held by InterWest Partners except for his pecuniary interest therein.

(15) Includes 662,500 shares of common stock issuable on exercise of presently exercisable stock options.

(16) The address of Mr. Flynn is One Allied Drive, Little Rock, AK 72202. Includes 7,500 shares of common stock issuable on exercise of presently exercisable stock options.

(17) The address of Mr. Heredia is Newton #54-4, Polanco, D.F, Mexico 11560. Includes 12,500 shares of common stock issuable on exercise of presently exercisable stock options.

(18) The address of Mr. Huseby is 777 108th Avenue N.E., Suite 1895, Bellevue, WA 98004. Mr. Huseby is the managing partner of SeaPoint Ventures. The shares listed represent (i) 253,333 shares held by investment entities within SeaPoint Ventures and (ii) 23,125 shares of common stock issuable on exercise of presently exercisable stock options. Mr. Huseby disclaims beneficial ownership of the shares held by SeaPoint Ventures, except to the extent of his pecuniary interest therein.

(19) The address of Mr. Twyver is P.O. Box 2447, Friday Harbor, WA 98250. Includes 53,125 shares of common stock issuable on exercise of presently exercisable stock options.


Board Compensation

     Each of our non-employee directors receives $3,000 per meeting of the board of directors attended in person, together with reimbursement of travel expenses. Non-employee board members receive $2,000 for attending board meetings telephonically. Members of the audit committee receive $2,000 per meeting. We have also entered into employment agreements with Matthew J. Desch and Eric Stonestrom.

See " --Employment Agreements." Otherwise, except as described above and for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors are not compensated for their services as directors. In 2001, we granted 15,000 options to each of Messrs. Twyver, Cash, and Huseby and 20,000 options to Messrs. Flynn and Heredia. Directors who are also our employees are eligible to participate in our 1998 Stock Option and Restricted Stock Plan and our 2000 Employee Stock Purchase Plan.


Executive Compensation


     The following table sets forth the compensation of our chief executive officer and our four other most highly compensated executive officers who were serving at December 31, 2001 (collectively, the "named executive officers") for the years ended December 31, 1999, 2000 and 2001. See "Employment Agreements."




                                            Annual Compensation(1)               Securities
                                  -------------------------------------------    Underlying        All Other
Name and Principal Position            Year        Salary($)       Bonus($)        Options      Compensation($)
-------------------------------   -------------   -----------   -------------   ------------   ----------------
Eric D. Stonestrom ............        2001(2)     $300,000            --          450,000               --
 President and Chief Executive         2000         250,000        $8,000          100,000          $50,000
 Officer                               1999         218,000        50,000           66,667           50,000

Peter Aronstam ................        2001(3)     $212,273            --          325,000               --
 Senior Vice President and
 Chief Financial Officer

Ian Cooper ....................        2001        $173,917                         60,000
 Vice President, Engineering           2000         164,004        $8,000           48,333
                                       1999         164,448         1,391           25,000
                                       1998         134,722                         66,667

Jonathan Paget ................        2001        $212,874            --           60,000
 Executive Vice President and          2000         191,397        $8,000          227,333
 Chief Operating Officer               1999(4)      145,566             0          122,667

Henrik Smith-Petersen .........        2001        $193,887        $70,554         225,000
President, Asia Pacific                2000         171,195              (5)        73,333
                                       1999         149,053        43,391            6,667
                                                                   23,247

----------
(1) Salary amounts for Messrs. Cooper, Paget, and Henrik Smith-Petersen reflect a conversion rate from U.K. pounds to U.S. dollars of (Pounds)1:$1.6174 in 1999, and (Pounds)1:$1.5244 in 2000, and
      (Pounds)1:$1.440175 in 2001 as applicable.

(2) Mr. Stonestrom's other compensation consisted of tax equalization payments.

(3) Mr. Aronstam became the Airspan's Senior Vice President and Chief Financial Officer on March 8, 2001. The salary figure above is based on an annualized salary of $260,000.

(4) Mr. Paget joined Airspan on April 1, 1999. Mr. Paget's annualized salary for 1999 was $194,088.

(5) Henrik Smith-Petersen's bonus payments relate to commission earned on sales revenue.

 Option Grants During 2001 Fiscal Year

     The following table provides information regarding stock options granted during the year ended December 31, 2001 to the named executive officers. We have not granted any stock appreciation rights.




                                                                                         Potential Real Value At
                                                                                                 Assumed
                                                                                          Annual Rates of Stock
                                                                                                  Price
                                Number of        % of Total      Exercise                Appreciation for Option
                               Securities     Options Granted    or Base                         Term(1)
                               Underlying     to Employees in     Price     Expiration  -------------------------
Name                           Options(#)     Fiscal Year (%)   ($/share)      Date          5%          10%
--------------------------- ---------------- ----------------- ----------- ------------ ----------- -------------
Eric D. Stonestrom ........      150,000(2)          6.2%        $ 4.375   02/07/2011    $412,712    $1,045,893
                                 300,000(3)         12.4%        $ 1.83    11/07/2011     345,263       874,965
Peter Aronstam ............      325,000(2)         13.4%        $ 2.87    03/08/2011    $584,435    $1,481,073
Ian Cooper ................       60,000(2)          2.5%        $ 4.375   02/07/2001    $165,085    $  418,357
Jonathan Paget ............       60,000(2)          2.5%        $ 4.375   02/07/2011    $165,085    $  418,357
Henrik Smith-Petersen .....      175,000(2)          7.2%        $ 4.375   02/07/2011    $481,497    $1,220,209
                                  50,000(2)          2.1%        $ 1.83    11/07/2011      57,544       145,827

----------
(1) Calculated on the basis of $2.85 per share, the closing price of our common stock on the Nasdaq National Market on December 31, 2001, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

(2) The vesting period for these options is over 4 years with 25% vesting after one year and then 1/48th of the total per month thereafter.

(3)   The vesting period for these shares is 1/48 per month.

 Aggregated Option Exercises During 2001 Fiscal Year and Fiscal Year-End Option Values

     The following table provides information as to the number and value of all outstanding options exercised during fiscal year 2001 to the named executive officers. We have not granted any stock appreciation rights.




                                                          Number of Securities
                                                         Underlying Unexercised         Value of Unexercised
                                                               Options at             In-the-Money Options at
                                Shares       Value         Fiscal Year-End(#)          Fiscal Year-End ($)(1)
                             Acquired on    Realized  ----------------------------- ----------------------------
Name                         Exercise(#)      ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------- ------------- ----------- ------------- --------------- ------------- --------------
Eric D. Stonestrom ........                      --       42,361    574,306            $  6,376      $299,625
Peter Aronstam ............                      --           --    325,000                  --            --
Ian Cooper ................         --           --       76,737    106,595             113,334        14,165
Jonathan Paget ............     38,339     $245,370       73,307    288,304              28,875        46,200
Henrik Smith-Petersen .....                      --       81,319    273,680             122,188        56,311

----------
(1) Calculated on the basis of $2.85 per share, the closing price of our common stock on the Nasdaq Stock Market on December 31, 2001, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.


Employment Agreements

     We have an employment agreement with Eric D. Stonestrom, our president and chief executive officer. In February and November 2001, Mr. Stonestrom received options to purchase 150,000 and 300,000 shares of common stock, respectively. In April 2001, Mr. Stonestrom's salary was increased to $300,000. Depending on Airspan achieving certain revenue milestones and operating loss targets, Mr. Stonestrom is eligible under the 2002 incentive scheme to receive a bonus in the amount of 69% of his base compensation.

     In March 2001, we entered into an employment agreement with Peter Aronstam, the senior vice president and chief financial officer. Mr. Aronstam's annual compensation consists of a base salary of

$260,000 per year. In addition, as an inducement to his initial employment, Mr. Aronstam received options to purchase 325,000 shares of common stock. Depending on Airspan achieving certain revenue milestones and operating loss targets, Mr. Aronstam is eligible under the 2002 incentive scheme to receive a bonus in the amount of 57.5% of his base salary.


     We have an employment agreement with Ian Cooper, our vice president, engineering. In February 2001, Mr. Cooper received options to purchase 30,000 shares of common stock plus an additional 30,000 shares of common stock on deliverance of specified projects. In April 2001, Mr. Cooper's salary was increased to $173,437. Depending on Airspan achieving certain revenue milestones and operating loss targets, Mr. Cooper is eligible under the 2002 incentive scheme to receive a bonus in the amount of 57.5% of his base salary.


     In June 2000, we entered into an employment agreement with Matthew J. Desch, the chairman of our board of directors providing for a base salary of $275,000 per year. In November 2001, he received a grant of 150,000 shares of common stock. In August 2001, Mr. Desch's salary was reduced to $225,000 per annum. Depending on Airspan achieving certain revenue milestones and operating loss targets, Mr. Cooper is eligible under the 2002 incentive scheme to receive a bonus in the amount of 69% of his base salary.


     In April 1999, we entered into an employment agreement with Jonathan Paget, our executive vice president, and chief operating officer. Mr. Paget's annual compensation was set at an annual base salary of $194,088. In February 2001, Mr. Paget received options to purchase 60,000 shares of common stock. In April 2001, Mr. Paget's salary was increased to $212,874. In April 2002, Mr. Paget's salary was increased to $233,436. Depending on Airspan achieving certain revenue milestones and operating loss targets, Mr. Paget is eligible under the 2002 incentive scheme to receive a bonus in the amount of 57.5% of his base compensation.


     In January 1998, we entered into an employment agreement with Henrik Smith-Petersen, our executive vice president, Asia Pacific, that provided for an annual base salary of $115,843 plus commission. In February 2001, Mr. Smith-Petersen received options to purchase 175,000 shares in common stock. In April 2001, Mr. Smith-Petersen's salary was increased to $193,887 plus commission. In November 2001, Mr. Smith-Petersen received additional options to purchase 50,000 shares of common stock.

                             AIRSPAN NETWORKS INC.


                       Report of the Audit Committee(1)


     The audit committee of the board of directors is composed of three directors who are independent directors as defined under the rules of the Nasdaq Stock Market. The audit committee operates under a written charter adopted by the board of directors.


     The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the year ended December 31, 2001, the audit committee met four times.


     The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with audit committees, as amended. In addition, the audit committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with audit committees, and considered the compatibilities of non-audit services with the auditors' independence.


     The audit committee discussed with the Company's independent auditors the overall scope and plans for their audit. The audit committee met with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.


     Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2001, for filing with the Securities and Exchange Commission.


     The following table shows the fees paid or accrued by the Company for the audit and other services provided by the Company's independent auditors in 2001.



   Audit Fees ...................................      $ 152,021
   Audit Related Fees ...........................      $  53,193(2)
   Financial Information Systems Design .........            -0-
   All Other Fees ...............................      $ 168,209
                                                       -----------
    Total .......................................      $ 373,422
                                                       ===========

----------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Airspan under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act.


(2) Audit related fees include accounting advisory services related to the adoption of new accounting standards, special one-time events, such as the re-pricing of Airspan's employee stock options, and the advice on the filing of specific documents with the SEC.

     The audit committee has considered whether the provision of the non-audit services listed as "All Other Fees" and "Financial Information Systems Design and Implementation Fees" in the table above are compatible with maintaining the independence of the Company's independent auditors.


     The audit committee and the board have also recommended the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2002.


                                        Audit Committee Members in 2001


                                        David Twyver
                                        Michael T. Flynn
                                        H. Berry Cash

                   REPORT OF THE AIRSPAN NETWORKS INC. BOARD
                      OF DIRECTORS COMPENSATION COMMITTEE


     Airspan's employee compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an attractive workplace environment. The Company also encourages broad-based employee ownership of Airspan stock through a stock option program in which most employees are eligible to participate.


     The compensation committee of the board of directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonuses, and stock option grants. The compensation committee also reviews guidelines and proposals for compensation, bonus, and stock option grants for non-officer employees.


     The Company's compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals. The compensation committee annually reviews and approves the compensation of each of Airspan's named executive officers. Bonuses are tied to corporate revenue and profit goals established by the compensation committee as an incentive for superior corporate performance.


     President and chief executive officer compensation


     In determining Mr. Stonestrom's overall compensation, the compensation committee considered Mr. Stonestrom's performance as a chief executive and the Company's growth during such period despite the general economic climate in 2001. In addition, the compensation committee reviewed publicly disclosed salaries of chief executive officers of five comparable companies: Proxim, Inc., Vyyo Inc., Western Multiplex Corp, Hybrid Networks, Inc., and Netro Corporation. The compensation committee believes that the compensation paid to Mr. Stonestrom as president and chief executive officer, set at $300,000 for 2002 is reasonable compared to the compensation paid to chief executive officers of public companies that compete in the same area of business as the Company.


                                        Members of the compensation
                                        committee in 2001-2002

                                        Thomas S. Huseby
                                        H. Barry Cash

                               PERFORMANCE GRAPH

     The following graph depicts the Company's stock price performance from July 19, 2000 (the date on which quotations for the Common Stock first appeared on the NASDAQ National Market) through December 31, 2001 relative to the performance of the NASDAQ Stock Market (U.S. Companies), and the NASDAQ Telecommunications Index (published by NASDAQ) for the same period. All indices shown in the graph have been reset to a base of 100 as of July 19, 2000, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.


                               [GRAPHIC OMITTED]



                      20-Jul-00        31-Jul-00       31-Aug-00      29-Sep-00       31-Oct-00
                      ---------        ---------       ---------      ---------       ---------
Airspan                 100.0            70.2            55.2           36.0            17.1
Nasdaq Composite        100.0            90.2           100.5           87.8            80.5
Nasdaq Telecom          100.0            86.2            89.4           78.5            67.1


                      30-Nov-00        29-Dec-00       31-Jan-01      28-Feb-01       30-Mar-01
                      ---------        ---------       ---------      ---------       ---------
Airspan                  10.0            10.9             15.8           9.6             7.4
Nasdaq Composite         62.8            59.4             66.3          51.4            44.0
Nasdaq Telecom           49.8            49.8             59.8          42.4            35.3


                      30-Apr-01        31-May-01       29-Jun-01      31-Jul-01       31-Aug-01
                      ---------        ---------       ---------      ---------       ---------
Airspan                   9.4             9.7              9.5           5.8             5.5
Nasdaq Composite         50.6            50.4             51.6          48.4            43.1
Nasdaq Telecom           38.1            36.3             33.5          30.1            25.9

                      28-Sep-01        31-Oct-01       30-Nov-01      31-Dec-01
                      ---------        ---------       ---------      ---------
Airspan                   5.1             5.7              6.1           8.9
Nasdaq Composite         35.8            40.4             46.1          46.6
Nasdaq Telecom           21.8            22.7             25.9          25.4




Section 16(a) Beneficial Ownership Reporting Compliance

     In 2001, to the knowledge of the Company, no executive officer, director of affiliate of the Company was late on making filings required by Section 16(a) of the Securities Exchange Act of 1934.


        APPROVAL OF AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
                                 (Proposal #2)

     On May 24, 2000, the shareholders approved the Company's 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan") authorizing the issuance of 500,000 shares of common stock to employees. The shareholders are being requested at the Annual Meeting to approve an amendment to the Stock Purchase Plan that increases by 500,000 shares of common stock the number of shares of common stock that may be issued under the Stock Purchase Plan (to 1,000,000 shares of common stock). Participation in the Stock Purchase Plan is voluntary and is dependant on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. This, combined with the fact that the price per share of common stock fluctuates, means that future purchases under the Stock Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Stock Purchase Plan.

     The purpose of the Stock Purchase Plan is to promote the Company's success by aligning employee financial interests with long-term shareholder value. Since the establishment of the Stock Purchase Plan 157,094 of the 500,000 shares of common stock authorized under the Stock Purchase Plan have been purchased by employees. Based on current enrollment and the price of the Company's common stock, the Company believes that at least an additional 244,773 shares of common stock will be sold under the Stock Purchase Plan this year, leaving only approximately 98,000 shares of common stock available.

     The Board of Directors believes that an increase in the number of shares available for issuance is necessary in order to achieve the purpose of the Stock Purchase Plan. The proposed increase in the number of shares of common stock available for purchase under the Stock Purchase Plan will simply enable the Company to continue the Stock Purchase Plan beyond 2002 and is not intended to supply or cover outstanding awards to Stock Purchase Plan participants. As such no "New Plan Benefits" have been granted to date and future awards under the Stock Purchase Plan are not yet determined.

     If approved, Section 7 of the Stock Purchase Plan would be amended to provide for the reservation of one million (1,000,000) shares of common stock. A copy of the Stock Purchase Plan as proposed to be amended is attached as Annex A to this proxy statement.

     If not approved, the Stock Purchase Plan would not be amended and in all likelihood the Stock Purchase Plan would run out of shares of common stock in fiscal year 2003.


Summary of the Stock Purchase Plan

     A general description of some of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, attached as Annex A.

     Term of Stock Purchase Plan. There are six (6) separate consecutive offerings (each an "Offering"). The first Offering took place on July 19, 2000, the IPO date and continued until July 31, 2001. Thereafter, Offerings commence on each subsequent August 1 and last for a period of one year, and the final Offering date under the Stock Purchase Plan commences on August 1, 2005 and terminates on July 31, 2006.

     Eligibility. Any permanent employee of the Company or any of its subsidiaries who is employed by the Company or its subsidiaries on the Offering commencement date is eligible to participate in the Stock Purchase Plan.

     Options. At the time of the Offering, the Stock Purchase Plan is deemed to grant participating employees an option for as many shares as they will be able to purchase with the payroll deductions credited to their account during the Offering period. On the last business day of the Offering, the participating employees are deemed to have exercised their option on such date and shall be deemed to have purchased from the Company such number of shares of common stock reserved for the purpose of the Stock Purchase Plan as their accumulated payroll deductions on such date will pay for at the purchase price.

     Purchase Price. For each Offering period, the purchase price per share of common stock under the Stock Purchase Plan is the lesser of (1) 85% of the fair market value of the stock on the Offering date; or (2) 85% of the fair market value of the stock on the last business day of the Offering.

     Withdrawal. While each participant in the Stock Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Stock Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable Offering period.

     Termination of Employment. Rights granted pursuant to any Offering under the Stock Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee, or if applicable, such employee's estate all of his or her accumulated payroll deductions.

     Restrictions on Transfer. Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

     Duration, Amendment and Termination. The Board may suspend or terminate the Stock Purchase Plan at any time. Unless terminated earlier, such plan will terminate on July 31, 2006 or (x) if the Company merges and is not the surviving corporation or (y) in the event of the Company's dissolution.

     Adjustment Provisions. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the Stock Purchase Plan and to outstanding purchase rights. In that event, the Stock Purchase Plan will be appropriately adjusted in the class and maximum number of shares subject to the Stock Purchase Plan and the outstanding purchase rights granted under the Stock Purchase Plan will be appropriately adjusted in the class and number of shares and purchase limits of such purchase rights.

     Effect of Certain Corporate Events. In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Stock Purchase Plan or substitute similar rights, or the exercise date of any ongoing Offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

     Federal Income Tax Information. Rights granted under the Stock Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the Offering period over the exercise price (determined as of the beginning of the Offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligations).

     Vote Required. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the Stock Purchase Plan. The Board of Directors recommends a vote for the proposal.


                               VOTING TABULATION

     Vote Required. Under the Washington Business Corporation Act, each of the proposals requires a plurality of the votes represented in person or by proxy at the meeting. The Company has arranged for ADP Financial Services, Inc. to tabulate votes cast by proxy or in person at the meeting.

     Effect of an Abstention and Broker Non-Votes. A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.


                         INDEPENDENT PUBLIC ACCOUNTANT

     Ernst & Young LLP has served as independent auditors for the Company since 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS


     Proposals of shareholders intended to be presented at the annual meeting in 2003 must be submitted to the Company in appropriate written form on or before February 21, 2003 to be included in the Company's Proxy Statement and related proxy for the 2003 annual meeting.


                                OTHER BUSINESS


     Management is not aware of any matters to be presented for action at the annual meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.


                        ANNUAL REPORT TO SHAREHOLDERS;


     A copy of the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001 accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:


Airspan Networks Inc
13450 West Sunrise Boulevard, Suite 430
Sunrise, FL 33323
Attention: Chief Financial Officer.


                                        By Order of the Board of Directors

                                        [GRAPHIC OMITTED]


                                        /s/ C. Kent Carlson
                                        C. Kent Carlson
                                        Secretary


April 16, 2002

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX A

                             AIRSPAN NETWORKS INC.

                                AND SUBSIDIARIES

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                     As approved by the Board of Directors
                         on May 17, 2000 and Airspan's
                         Shareholders on May 24, 2000
                          (as amended May 14, 2002*)

     Airspan Networks Inc. (the "Company") does hereby establish its 2000 Employee Stock Purchase Plan as follows:


1. Purpose of the Plan.
   -------------------

     The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company with a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.


2. Definitions.
   -----------

     2.1 "Base pay" means regular base salary, excluding bonus or other special payments.

     2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from their paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times and will be remitted to a separate deposit account within twenty days of the deduction from the paycheck.


3. Employees Eligible to Participate.
   ---------------------------------

     Any permanent employee of the Company or any of its subsidiaries who is in the employ of the Company or subsidiary on an Offering commencement date is eligible to participate in that Offering.


4. Offerings.
   ---------

     There will be six separate consecutive offerings (each an "Offering") pursuant to the Plan. The first Offering shall commence on the date on which the Company's registration statement for the registration under the Securities Act of 1933, as amended, of shares of the common stock of the Company becomes effective (the "IPO Date"), and shall continue through July 31, 2001. Thereafter, Offerings shall commence on each subsequent August 1 and shall last for a period of one year, and the final Offering under this Plan shall commence on August 1, 2005 and terminate on July 31, 2006. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date (the IPO Date or August 1, as applicable) of the particular Offering in which they wish to participate. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering.


5. Price.
   -----

     5.1 The first Offering
         ------------------

     The purchase price per share shall be the lesser of (1) 85% of the initial issue price of the stock at IPO; or (2) 85% of the fair market value of the stock on the last business day of the first Offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.



----------
* Shareholder vote pending.

     5.2 Subsequent Offerings
         --------------------

     The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the Offering date; or (2) 85% of the fair market value of the stock on the last business day of the Offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.



6. Offering Date.
   -------------

     The "Offering date" as used in this Plan shall be the commencement date of the Offering, if such date is a regular business day in the United States, or the first regular business day in the United States following such commencement date. A different date may be set by resolution of the Board.


7.  Number of Shares to be Offered.
    ------------------------------

     The maximum number of shares that will be offered under the Plan is 1,000,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.


8. Participation.
   -------------

     8.1 An eligible employee may become a participant by completing an Enrolment Agreement (See Attachment 1) provided by the Company and filing it with Shareholder Services prior to the Commencement of the Offering to which it relates.


9. Payroll Deductions.
   ------------------

     9.1 At the time a participant files their authorization for a payroll deduction, they shall elect to have deductions made from their pay on each payday during the time they are a participant in an Offering at the rate of 2%, 4%, 6%, 8%, or 10% of their base pay.

     9.2 Payroll deductions for a participant shall commence on the Offering date and shall end on the termination date of such Offering unless earlier terminated by the employee as provided in Paragraph 14.

     9.3 All payroll deductions made for a participant shall be credited to their account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

     9.4 A participant may discontinue their participation in the Plan as provided in Section 14. In addition, they may reduce their contribution once during an Offering, but no other change can be made during an Offering.


10. Granting of Option.
    ------------------

     On the Offering date, this Plan shall be deemed to have granted to the participant an option for as many shares as they will be able to purchase with the payroll deductions credited to their account during their participation in that Offering.


11. Exercise of Option.
    ------------------

     Each employee who continues to be a participant in an Offering on the last business day of that Offering shall be deemed to have exercised their option on such date and shall be deemed to have purchased from the Company such number of shares of common stock reserved for the purpose of the Plan as their accumulated payroll deductions on such date will pay for at the purchase price.

12. Employee's Rights as a Shareholder.
    ----------------------------------

     No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with
Section 11 above and the stock has been issued by the Company.


13. Evidence of Stock Ownership.
    ---------------------------

     13.1 Promptly following the end of each Offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

     13.2 The participant may direct, by written notice to the Company at the time of their enrolment in the Plan, that their ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     13.3 A participant subject to payment of U.S. income taxes shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in their account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to them.

     13.4 A participant who is not subject to payment of U.S. income taxes may move their shares to another brokerage account of their choosing or request that a stock certificate be issued and delivered to them at any time, without regard to the satisfaction of the Section 423(a) holding period.


14. Withdrawal.
    ----------

     14.1 An employee may withdraw from an Offering, in whole but not in part, at any time prior to the last business day of such Offering by delivering a Withdrawal Notice (see Attachment 2) to the Company, in which event the Company will refund the entire balance of their deductions as soon as practicable thereafter.

     14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrolment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next Offering following their withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 they may not re-enter the Plan before the beginning of the second Offering following their withdrawal.


15. Carryover of Account.
    --------------------

     At the termination of each Offering, the Company shall automatically re-enroll the employee in the next Offering, and the balance in the employee's account shall be used for option exercises in the new Offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to them.


16. Interest.
    --------

     Interest earned on the account will be distributed pro-rata between the employees on the basis of the balance in each employee's account. This interest will be added to the total of the payroll deductions when calculating the number of shares which may be purchased.


17. Rights Not Transferable.
    -----------------------

     No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to their account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.


18. Termination of Employment.
    -------------------------

     Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or their estate.


19. Amendment or Discontinuance of the Plan.
    ---------------------------------------

     The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any Offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 500,000 shares the total number of shares to be offered unless shareholder approval is obtained therefor.


20. Changes in Capitalization.
    -------------------------

     In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.


21. Share Ownership.
    ---------------

     Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 425(d) of the Internal Revenue Code of 1986 shall apply in determining share ownership. In addition, no employee shall be allowed to subscribe for any shares under the Plan which permits their rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 for each calendar year in which such right to subscribe is outstanding at any time.


22. Administration.
    --------------

     The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.


23. Notices.
    -------

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Termination of the Plan.
    -----------------------

     This Plan shall terminate at the earliest of the following:


     24.1 July 31, 2006.


     24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase as many shares as the balance of their account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of their account will be refunded to them after such purchase.


     24.3 The date the Board acts to terminate the Plan in accordance with
Section 19 above.


     24.4 The date when all shares reserved under the Plan have been purchased.



25. Limitations on Sale of Stock Purchased under the Plan.
    -----------------------------------------------------

     The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of their own affairs. An employee, therefore, may sell stock purchased under the Plan at any time they choose, subject to the Company's policy on Insider Trading and compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.


26. Governmental Regulation.
    -----------------------

     The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

                             AIRSPAN NETWORKS INC.

                              --------------------

                                     PROXY
                   for annual meeting to be held May 14, 2002

                              --------------------

The undersigned hereby appoints Eric Stonestrom and Matthew Desch, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated on the reverse, all shares of voting stock of Airspan Networks Inc. registered in the name of the undersigned at the 2002 Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 13450 West Sunrise Boulevard, Sunrise, FL 33323, at 1:00 p.m. on Tuesday, May 14, 2002, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

              ---------------------------------------------------
                Comments:
                         -------------------------------------

                         -------------------------------------

              ---------------------------------------------------
           (If you noted any comments above, please mark corresponding box on the other side.)

[AIRSPAN LOGO]                VOTE BY INTERNET - www.proxyvote.com
AIRSPAN NETWORKS INC.         Use the Internet to transmit your voting
13450 W. SUNRISE BLVD.        instructions and for electronic delivery of
SUNRISE, FL 33323             information up until 11:59 P.M. Eastern Time
                              the day before the cut-off date or meeting date.
                              Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                              VOTE BY PHONE - 1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                              VOTE BY MAIL
                              Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Airspan Networks Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                        AIRSPN     KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --
                                                                                             DETACH AND RETURN THIS PORTION ONLY
                                      THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

AIRSPAN NETWORKS INC.                                                                                                      ----
                                                                                                                               |
  The Board of Directors recommends that you vote                                                                              |
  -----------------------------------------------                                                                              |
  "FOR" each proposal.

1. Elect Directors. Nominees:                                   For Withhold For All          To withhold authority to vote,
                                                                All    All   Except           mark "For All Except" and write
   01) Matthew J. Desch, 02) Eric D. Stonestrom,                                              the nominee's number on the line
   03) David A. Twyver, 04) Thomas S. Huseby,                   [ ]    [ ]     [ ]            below.
   05) Michael T. Flynn, 06) H. Berry Cash,
   07) Guillermo Heredia                                                                      -----------------------------------

Vote On Proposal                                                                                    For     Against   Abstain

2. Proposal to ratify, confirm and approve an amendment to the 2000 Employee Stock Purchase
   Plan to increase the number of shares reserved for grant thereunder from 500,000 to              [ ]       [ ]       [ ]
   1,000,000.

3. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

For comments, please check this box and write them on the back
where indicated.                                                          [ ]

If you plan on attending this meeting, please check box to the right.     [ ]

PLEASE DATE AND SIGN BELOW exactly as name appears hereon, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

------------------------------------------    ----------------------------------
Signature [PLEASE SIGN WITHIN BOX]    Date    Signature (Joint Owners)      Date